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                                                                    EXHIBIT D(8)



                    THE GABELLI GLOBAL MULTIMEDIA TRUST INC.
                    SUBSCRIPTION RIGHTS BROKER SPLIT REQUESTS

                                    EQUISERVE
                             ATT: CORPORATE ACTIONS
                                  P.O. BOX 9573
                              BOSTON, MA 02205-9573

                   TELEPHONE (800) 336-6983 OR (781) 575-2000
                            FACSIMILE (781) 575-4826
                             CONFIRM (781) 575-4816







If you require that your Rights certificate be issued in various denominations, please indicate your request for breakdown below and return this form to us, either by facsimile at the above number or by mail at the above address.



                 *Total Share Position__________________________
                   (this will be verified on the record date)

                    No. of Cards to be Issued x No. of Rights




         Total Cards __________________ Total Rights __________________



Please advise us where to forward the Rights certificates, by completing the following information:

                              Contact Name:
                                           ----------------------------

                              Address:
                                      ---------------------------------

                                      ---------------------------------

                                      ---------------------------------

                                      ---------------------------------

                              Telephone Number:
                                               ------------------------




*Please note: this number should not include any shares which are held by you through DTC.